Exhibit 10.14

Execution Version

THIRD AMENDMENT AND INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT AND INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT, dated as of June 29, 2021 (as it may be amended from time to time, this “Third Amendment”), by and among CANO HEALTH, LLC, a Florida limited liability company (the “Borrower”), PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent and collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) under the Loan Documents, the Initial Third Amendment Incremental Term Lenders and the other Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, each Lender and Issuing Bank party thereto from time to time, the Administrative Agent, and Credit Suisse, as an Issuing Bank, have entered into that certain Credit Agreement, dated as of November 23, 2020 (as may be amended, restated, amended and restated, modified and/or supplemented from time to time through, but not including, the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Third Amendment have the same meanings assigned thereto in the Credit Agreement);

WHEREAS, the Borrower has entered into that certain Purchase Agreement, dated as of June 11, 2021 (together with the exhibits, annexes, disclosure schedules and ancillary agreements relating thereto, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “University Acquisition Agreement”), by and among the Borrower, Cano Pharmacy, LLC, a Florida limited liability company (“Cano Pharmacy”), DGM MSO, LLC, a Florida limited liability company, Cano Health, Inc., a Delaware corporation, University Health Care Pharmacy, Inc., a Florida corporation (“University Pharmacy”), each “Seller”, each “Beneficial Owner” and the “Sellers’ Representative” (as each term is defined therein), pursuant to which the Borrower, on the Third Amendment Effective Date (as defined below), directly or indirectly, acquired (x) the “Purchased Assets” and “Assumed Liabilities” (as each term is defined therein) and (y) all of the issued and outstanding equity interests of University Pharmacy (which will be converted to a Florida limited liability company pursuant to the “Conversion” (as defined therein)) (the “University Acquisition”);

WHEREAS, immediately prior to the incurrence of the Third Amendment Incremental Term Loans (as defined below) on the Third Amendment Closing Date, (i) the Borrower borrowed Delayed Draw Term Loans in an aggregate principal amount of $36,400,000 (the “Third Amendment Delayed Draw Term Loans”) and used the proceeds thereof to finance a portion of the University Acquisition and pay fees, costs and expenses related thereto (or to repay or refinance Cash on hand of Holdings and its Subsidiaries that was used for such purposes) and (ii) the Delayed Draw Term Commitments were reduced to $0;

WHEREAS, in connection with the University Acquisition, pursuant to Section 2.21 of the Credit Agreement, (i) the Borrower desires to obtain Incremental Term Loans in an aggregate principal amount of $295,000,000 (the “Third Amendment Incremental Term Facility” and the loans thereunder, the “Third Amendment Incremental Term Loans”) from the Persons set forth on Schedule I hereto (the “Initial Third Amendment Incremental Term Lenders”; the commitment of each Initial Third Amendment

Incremental Term Lender to make a Third Amendment Incremental Term Loan being referred to as its “Third Amendment Incremental Term Commitment”) on the Third Amendment Closing Date, which Third Amendment Incremental Term Loans, except as set forth in Section 2.01(d) of the Credit Agreement (after giving effect to the amendment set forth in Section 3(s) hereof), will be established as a separate Class from the existing Class of Initial Term Loans outstanding immediately prior to the effectiveness of this Agreement (the “Existing Initial Term Loans”), and (ii) each Initial Third Amendment Incremental Term Lender is willing to make a Third Amendment Incremental Term Loan in the principal amount set forth opposite its name on Schedule I hereto on the terms and subject to the conditions set forth herein;

WHEREAS, the Credit Agreement may be waived, amended or modified pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Lenders required pursuant to the terms of Section 9.02(b) of the Credit Agreement;

WHEREAS, (i) as contemplated by Section 2.21 of the Credit Agreement, (x) the parties hereto have agreed to amend certain terms of the Credit Agreement as hereinafter provided to give effect to the Third Amendment Incremental Term Loans, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 5 hereof and of the conditions precedent to funding in Section 6 hereof and (y) this Third Amendment (together with the Reaffirmation Agreement) shall constitute an Incremental Facility Amendment and (ii) the Borrower, Holdings, the Administrative Agent and the Lenders party hereto (constituting at least the Required Lenders, the “Consenting Lenders”) agree to amend certain terms of the Credit Agreement as hereinafter provided pursuant to Section 9.02(b) of the Credit Agreement;

WHEREAS, the University Acquisition, the establishment of the Third Amendment Incremental Term Commitments, the borrowing of the Third Amendment Incremental Term Loans and the use of the proceeds thereof, the borrowing of the Third Amendment Delayed Draw Term Loans and the use of the proceeds thereof are collectively referred to herein as the “Third Amendment Incremental Transactions”;

WHEREAS, each Loan Party that is a party to the Credit Agreement as of the Third Amendment Effective Date (collectively, the “Reaffirming Parties” and each a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Third Amendment becoming effective and the consummation of the Third Amendment Incremental Transactions and agrees to reaffirm its obligations pursuant to the Credit Agreement (in the case of Holdings and the Borrower), the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party; and

WHEREAS, Credit Suisse Loan Funding LLC has been appointed to act, and has agreed to act, as sole lead arranger and sole bookrunner for the Third Amendment Incremental Term Commitments (in such capacities, the “Third Amendment Lead Arranger”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to them in the Credit Agreement, as amended hereby (regardless of whether such amendments have taken effect). As used in this Third Amendment, the following terms have the meanings specified below:

“Specified Representations” means the representations and warranties set forth in Sections 3.01(a)(i) (solely as it relates to the Borrower and the Guarantors), 3.02, 3.03(b)(i), 3.08, 3.12 (with references therein to the “Closing Date” and the “Transactions” being deemed to be references to the “Third Amendment Closing Date” and the “Third Amendment Incremental Transactions”, respectively), 3.14, 3.16 (solely with respect to the final sentence thereof), 3.17(a)(ii), 3.17(b)(i) (solely with respect to the use of proceeds of the Third Amendment Incremental Term Loans not violating the laws described therein) and 3.17(c) of the Credit Agreement.

SECTION 2. Third Amendment Incremental Term Loans.

(a) Subject to the terms and conditions set forth herein, each Initial Third Amendment Incremental Term Lender severally, and not jointly, agrees to make a Third Amendment Incremental Term Loan to the Borrower on the Third Amendment Closing Date in Dollars in a principal amount not to exceed the amount set forth opposite such Initial Third Amendment Incremental Term Lender’s name on Schedule I hereto. Amounts paid or prepaid in respect of the Third Amendment Incremental Term Loans may not be reborrowed.

(b) Immediately upon the incurrence of the Third Amendment Incremental Term Loans on the Third Amendment Closing Date, (i) the Third Amendment Incremental Term Loans shall be added as a new Class of Term Loans under the Credit Agreement, (ii) the Third Amendment Incremental Term Loans shall constitute a separate Class of Term Loans apart from the Initial Term Loans and (iii) the Third Amendment Incremental Term Loans shall be secured by identical collateral and guaranteed on identical terms as the existing Initial Term Loans.

(c) Except as otherwise set forth herein, the terms of the Third Amendment Incremental Term Loans shall be identical to the terms of the Existing Initial Term Loans, as such terms of the Existing Initial Term Loans are amended pursuant to Section 3 of this Third Amendment. Without limiting the foregoing, upon the making of the Third Amendment Incremental Term Loans on the Third Amendment Closing Date, the Third Amendment Incremental Term Loans shall be deemed to be “Term Loans” and “Loans”, and each Lender holding a Third Amendment Incremental Term Loan shall be deemed to be a “Term Lender” and “Lender”, in each case, for all purposes of the Credit Agreement and the other Loan Documents (including, without limitation, for purposes of the definitions of the terms “Adjusted LIBO Rate”, “Applicable Rate” and “Maturity Date” and Sections 2.09 and 2.10 of the Credit Agreement).

(d) The funding of the Third Amendment Incremental Term Loans on the Third Amendment Closing Date shall be made in the manner contemplated by Section 2.06 of the Credit Agreement. Unless previously terminated, the Third Amendment Incremental Term Commitments shall automatically terminate on the making of the Third Amendment Incremental Term Loans on the Third Amendment Closing Date.

(e) Notwithstanding anything to the contrary in Section 5.11 of the Credit Agreement, the proceeds of the Third Amendment Incremental Term Loans will be used by the Borrower, together with proceeds from the Borrowing of the Third Amendment Delayed Draw Term Loans and Cash on hand of Holdings and its Subsidiaries (i) to finance the University Acquisition (including to refinance any existing Indebtedness pursuant to Section 5(h) hereof as well as purchase price adjustments pursuant to the University Acquisition Agreement), (ii) to pay fees, expenses and other transaction costs incurred in connection with this Third Amendment and the Third Amendment Incremental Transactions and (iii) to repay or refinance Cash on hand of Holdings and its Subsidiaries that was used for the purposes described in preceding clauses (i) or (ii).

(f) Upon the making of the Third Amendment Incremental Term Loans hereunder, each Initial Third Amendment Incremental Term Lender shall be entitled to all the rights of, and benefits accruing to, Term Lenders or Lenders, as applicable, under the Credit Agreement and the other Loan Documents, in each case, as amended hereby, and shall be bound by all agreements, acknowledgements and other obligations of the Term Lenders or Lenders, as applicable, under the Credit Agreement and the other Loan Documents, in each case, as amended hereby.

SECTION 3. Amendments to the Credit Agreement. On the Third Amendment Closing Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order:

“Initial Term Loan/Third Amendment Incremental Term Loan Consolidation” has the meaning provided in in Section 2.01(d).

“Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date” has the meaning provided in in Section 2.01(d).

“Third Amendment” means that certain Third Amendment and Incremental Facility Amendment to Credit Agreement, dated as of June 29, 2021, among the Borrower, Holdings, the Initial Third Amendment Incremental Lenders and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Third Amendment Closing Date” has the meaning assigned to such term in Section 6 of the Third Amendment.

“Third Amendment Effective Date” has the meaning assigned to such term in Section 5 of the Third Amendment.

“Third Amendment Fee Letter” means that certain Engagement Letter, dated June 11, 2021, by and between Credit Suisse, the Third Amendment Lead Arranger and the Borrower.

“Third Amendment Incremental Consolidation Notice” has the meaning provided in in Section 2.01(d).

“Third Amendment Incremental Term Commitments” has the meaning assigned to such term in the Third Amendment.

“Third Amendment Incremental Term Lender” means, at any time, any Lender that has a Third Amendment Incremental Term Commitment or a Third Amendment Incremental Term Loan at such time.

“Third Amendment Incremental Term Loans” has the meaning set forth in Section 2.01(d), but excludes (for the avoidance of doubt) any such Third Amendment Incremental Term Loans that are converted into Initial Term Loans pursuant to Section 2.01(d).

“Third Amendment Lead Arranger” has the meaning assigned to such term in the Third Amendment.

(ii) The following definitions are hereby added in the appropriate alphabetical order:

“Erroneous Payment” has the meaning assigned to it in Article 8.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Article 8.

“Payment Recipient” has the meaning assigned to it in Article 8.

(b) The definition of “Additional Term Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Additional Term Lender” means any Lender with an Additional Term Commitment or an outstanding Additional Term Loan (including, for the avoidance of doubt, any Third Amendment Incremental Term Lender).

(c) The definition of “Additional Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Additional Term Loans” means any term loan made pursuant to an Additional Term Commitment (including, for the avoidance of doubt, any Third Amendment Incremental Term Commitments) or established pursuant to Section 2.22.

(d) The definition of “Adjusted LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided, that, solely with respect to the Initial Term Loans, Delayed Draw Term Loans and the Third Amendment Incremental Term Loans, in no event shall the Adjusted LIBO Rate be less than 0.75% per annum.

(e) The definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% and (d) solely with respect to the Initial Term Loans, Delayed Draw Term Loans and the Third Amendment Incremental Term Loans, 1.75% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13(b), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(f) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means, for any day:

(a) from the Closing Date to and including the SPAC Closing Date, (i) 3.75% per annum in the case of ABR Loans and (ii) 4.75% per annum in the case of Eurodollar Loans; and

(b) after the SPAC Closing Date, (i) 3.50% per annum in the case of ABR Loans and (ii) 4.50% per annum in the case of Eurodollar Loans; provided that if the Borrower achieves a public corporate rating from S&P of at least B (stable outlook) and a public corporate credit rating from Moody’s of at least B2 (stable outlook), then, for so long as both such ratings remain in effect, the Applicable Rate under this clause (b) shall instead be (x) 3.25% per annum in the case of ABR Loans and (y) 4.25% per annum in the case of Eurodollar Loan.

Any change to the Applicable Rate pursuant to the proviso set forth in clause (b) above shall be effective (i) as of the date on which both S&P and Moody’s have made such announcements, to the extent such date occurs after the SPAC Closing Date and (y) on the SPAC Closing Date, to the extent such announcements are made prior to or on the SPAC Closing Date. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

(g) The definition of “Arranger” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Arranger” means Credit Suisse Loan Funding LLC, as sole lead arranger and sole bookrunner (including, for the avoidance of doubt, in its capacity as Third Amendment Lead Arranger).

(h) The definition of “Class” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Class”, when used with respect to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Delayed Draw Term Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.21 (including, for the avoidance of doubt, any Third Amendment Incremental Term Loans), 2.22 or 9.02(c)(i), Initial Revolving Loans or Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c)(ii), (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, a Delayed Draw Term Commitment, an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.21 (including, for the avoidance of doubt, any Third Amendment Incremental Term Commitments), 2.22 or 9.02(c)(i), an Initial Revolving Credit Commitment or an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.21, 2.22 or 9.02(c)(ii), (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Credit Commitment of a particular Class.

(i) The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Commitment” means, with respect to each Lender at any time, such Lender’s Initial Term Commitment, Delayed Draw Term Commitment, Initial Revolving Credit Commitment or Additional Commitment (including, for the avoidance of doubt, any Third Amendment Incremental Term Commitments), as applicable, in effect at such time.

(j) The definition of “Incremental Cap” in Section 1.01 of the Credit Agreement is hereby amended by (i) removing the text “2.75:1.00” appearing in clause (2)(e)(i) thereof and inserting the text “4.00:1.00” in lieu thereof, (ii) removing the text “3.25:1.00” appearing in clause (2)(e)(ii) thereof and inserting the text “4.50:1.00” in lieu thereof and (iii) removing the text “3.25:1.00” appearing in clause (2)(e)(iii) thereof and inserting the text “4.50:1.00” in lieu thereof.

(k) The definition of “Initial Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) (including, for the avoidance of doubt, (x) any Delayed Draw Term Loans that are converted into Initial Term Loans pursuant to Section 2.01(b) and (y) any Third Amendment Incremental Term Loans that are converted into Initial Term Loans purusant to Section 2.01(d)).

(l)	The definition of “Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan” means any Initial Term Loan, any Delayed Draw Term Loan, any Additional Term Loan (including, for the avoidance of doubt, the Third Amendment Incremental Term Loans), any Initial Revolving Loan or any Additional Revolving Loan.

(m) The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to the Initial Term Loans, the Delayed Draw Term Loans and the Third Amendment Incremental Term Loans, the Initial Term Loan Maturity Date, (c) with respect to any Replacement Term Loans or Replacement Revolving Facility, the final maturity date for such Replacement Term Loans or Replacement Revolving Facility, as the case may be, as set forth in the applicable Refinancing Amendment, (d) with respect to any Incremental Facility, the final maturity date set forth in the applicable Incremental Facility Amendment, and (e) with respect to any Extended/Modified Revolving Credit Commitment or Extended/Modified Term Loans, the final maturity date set forth in the applicable Extension/Modification Amendment.

(n) The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans substantially concurrently with the incurrence by any Loan Party of any new or replacement tranche of broadly syndicated term loans secured on a pari passu basis with the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans (including any Replacement Term Loans) having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans so prepaid, repaid, refinanced, substituted or replaced and (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield applicable to the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans; provided, that the primary purpose of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce (and such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification did so reduce) the Effective Yield applicable to the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans so prepaid, repaid, refinanced, substituted or replaced or amended, waived or modified; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with the PIPE Equity Contribution, the SPAC Equity Contribution, any Transformative Acquisition or Investment, any sale of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, Change of Control or Qualifying IPO constitute a Repricing Transaction.

(o) The definition of “Shared Fixed Incremental Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Shared Fixed Incremental Amount” means the greater of (x) $90,000,000 and (y) 100.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period, less (i) for purposes of Sections 2.21(a) and 6.01(y), the aggregate outstanding principal amount of all Ratio Debt incurred in reliance on the Shared Fixed Incremental Amount or (ii) for purposes of Section 6.01(w), the aggregate outstanding principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred in reliance on the Shared Fixed Incremental Amount; provided, that as of the Third Amendment Closing Date (immediately after giving effect to the funding of the Third Amendment Incremental Term Loans on such date), the aggregate outstanding principal amount of all Incremental Facilities, Incremental Equivalent Debt and Ratio Debt incurred in reliance on the Shared Fixed Incremental Amount shall be deemed to be zero.

(p) The definition of “Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Term Commitment” means any Initial Term Commitment, any Delayed Draw Term Commitment and any Additional Term Commitment (including, for the avoidance of doubt, any Third Amendment Incremental Term Commitments).

(q) The definition of “Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Term Loans” means any Initial Term Loans, any Delayed Draw Term Loans and any Additional Term Loans (including, for the avoidance of doubt, any Third Amendment Incremental Term Loans).

(r) The definition of “Unrestricted Cash” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unrestricted Cash” means, on any date of determination, an amount equal to, determined as of such date for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) unrestricted Cash and Cash Equivalents, whether or not held in a deposit account pledged to secure the Secured Obligations, (b) Cash and Cash Equivalents that are restricted in favor of the Credit Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Credit Facilities) and (c) to the extent such Indebtedness is included in Consolidated Total Debt, Cash and Cash Equivalents that are restricted in favor of any other Indebtedness.

(s) Section 2.01 of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end thereof:

“(d) Subject to and upon the terms and conditions set forth herein and in the Third Amendment, each Lender with a Third Amendment Incremental Term Commitment severally, and not jointly, agrees to make a term loan or term loans (each, a “Third Amendment Incremental Term Loan” and, collectively, the “Third Amendment Incremental Term Loans”) to the Borrower, which Third Amendment Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the Third Amendment Closing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans; provided that, except as otherwise specifically provided in Section 2.07, all Third Amendment Incremental Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Third Amendment Incremental Term Commitment of such Lender on the Third Amendment Closing Date. The aggregate principal amount of the Third Amendment Incremental Term Loans made on the Third Amendment Closing Date shall be $295,000,000. Once repaid or prepaid, Third Amendment Incremental Term Loans incurred hereunder may not be reborrowed. Notwithstanding anything herein to the contrary, on the date, if any, on or prior to August 15, 2021 on which the Third Amendment Lead Arranger has provided written notice to the Borrower and the Administrative Agent specifying that the Third Amendment Incremental Term Loans and the Initial Term Loans may be treated as the same issue debt instrument for tax purposes (a “Third Amendment Incremental Consolidation Notice”) (such date, the “Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date”), subject to Borrower’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), all outstanding Initial Term Loans (including, for the avoidance of doubt, any Delayed Draw Term Loans previously converted into Initial Term Loans) and Third Amendment Incremental Term Loans shall automatically (and without any further action or notice by any other party) be consolidated into, and be treated as, a single “Class” of Initial Term Loans on the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date for all purposes of this Agreement and the other Loan Documents (any such consolidation, the “Initial Term Loan/Third Amendment Incremental Term Loan Consolidation”). Notwithstanding anything herein to the contrary, neither the Administrative Agent nor the Third Amendment Lead Arranger shall have any responsibility for, nor any liability whatsoever in connection with, the delivery of any Third Amendment Incremental Consolidation Notice or any calculation of the effective yield for the Third Amendment Incremental Term Loans. Upon the occurrence of the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation, (i) all then outstanding Third Amendment Incremental Term Loans shall be deemed to constitute Initial Term Loans for all purposes of this Agreement and the other Loan Documents (other than any historical references to Third Amendment Incremental Term Loans related to periods prior to the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date where the context suggests or requires otherwise), (ii) the Borrower shall pay on such Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date all accrued and unpaid interest owing in respect of the Initial Term Loans and the Third Amendment Incremental Term Loans through and including such Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date, (iii) the Third Amendment Incremental Term Loans shall be added to (and form a part of) each Borrowing of existing Initial Term Loans outstanding under this Agreement immediately prior to the Third Amendment Closing Date on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), and (iv) such Third Amendment Incremental Term Loans that shall become Initial Term Loans shall have the same Scheduled Payment Amortization Dates as then remain with respect to the existing Initial Term Loans (if any) (subject to adjustment as specified in the proviso to Section 2.09(a)(i)).”

(t) Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Unless previously terminated, (i) the Initial Term Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, (ii) the Delayed Draw Term Commitments shall automatically terminate on the Delayed Draw Termination Date (after giving effect to any incurrence of Delayed Draw Term Loans on such date), (iii) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date, (iv) the Additional Term Commitments of any Class (including, without limitation, the Third Amendment Incremental Term Commitments) shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Commitment is not drawn on the date that such Additional Term Commitment is required to be drawn pursuant to the applicable Refinancing Amendment or Incremental Facility Amendment, the undrawn amount thereof shall automatically terminate and (v) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment or Incremental Facility Amendment.”

(u) Section 2.09(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each Term Lender (A) (x) on the last Business Day of each March, June, September and December (commencing on March 31, 2021) (each such date, a “Scheduled Payment Amortization Date”), in each case, in an amount equal to 0.25% of the original principal amount of the Initial Term Loans made on the Closing Date (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.10 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the principal amount of the Initial Term Loans pursuant to Section 2.21(a) or in connection with any conversion of Delayed Draw Term Loans to Initial Term Loans made pursuant to Section 2.01(b) in a manner to be determined by the Administrative Agent and the Borrower), and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, from and after the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date, the amounts payable with respect to the Initial Term Loans (including, for the avoidance of doubt, any Third Amendment Incremental Term Loans that are converted into Initial Term Loans pursuant to the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation) under this clause (i) shall be increased by an amount necessary (as determined by the Administrative Agent and the Borrower) to ensure that (x) all Lenders holding such Initial Term Loans as a result of having their Third Amendment Incremental Term Loans converted into Initial Term Loans pursuant to the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation shall continue to be entitled to the same payments as would have been made pursuant to Section 2.09(a)(iv) below had the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation not occurred and (y) all Lenders holding such Initial Term Loans that were outstanding immediately prior to the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation (including, for the avoidance of doubt, any Delayed Draw Term Loans that are converted into Initial Term Loans pursuant to Section 2.01(b)) shall be entitled to receive payments under this clause (i) in an amount necessary (as determined by the Administrative Agent and the Borrower) to ensure that each such Lender shall be entitled to receive on each Scheduled Payment Amortization Date its Applicable Percentage of an equivalent percentage of such Initial Term Loans as received by the Lenders referred to in the foregoing clause (x) of this proviso. For the avoidance of doubt, the aggregate principal amount payable pursuant to this clause (i) on each Scheduled Payment Amortization Date occurring after the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation shall be $1,372,000.00 (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.10 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the principal amount of the Initial Term Loans pursuant to Section 2.21(a)).”

(v) Section 2.09(a) of the Credit Agreement is hereby amended by inserting the following new clause (iv) at the end thereof:

“(iv) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Third Amendment Incremental Term Loans to the Administrative Agent for the account of each Third Amendment Incremental Term Lender (A) on each Scheduled Payment Amortization Date (commencing on June 30, 2021), in each case, in an amount equal to 0.25% of the original principal amount of the Third Amendment Incremental Term Loans made on the Third Amendment Closing Date (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.10, repurchases in accordance with Section 9.05(g) and the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation in accordance with Section 2.01(d) or increased as a result of any increase in the principal amount of the Third Amendment Incremental Term Loans pursuant to Section 2.21(a)), in each case after the Third Amendment Closing Date, only if such prepayment, repurchase, Initial Term Loan/Third Amendment Incremental Term Loan Consolidation or increase occurs after the Third Amendment Closing Date), and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Third Amendment Incremental Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. For the avoidance of doubt, from and after the Initial Term Loan/Third Amendment Incremental Term Loan Consolidation Date, this clause (iv) shall cease to apply to such Third Amendment Incremental Term Loans, which shall instead be subject to clause (i) above.”

(w) Section 2.10(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Upon prior notice in accordance with clause (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of any Class, in whole or in part, without premium or penalty (but subject (A) in the case of Borrowings of Initial Term Loans, Third Amendment Incremental Term Loans and Delayed Draw Term Loans only, to Section 2.11(e) and (B) if applicable, to Section 2.15). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the relevant Class.”

(x) The last sentence of Section 2.10(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each prepayment of Term Loans shall be applied (a) during any period in which the Initial Term Loans and Third Amendment Incremental Term Loans are not a single Class of Term Loans, on a pro rata basis between such Classes and (b) during any period in which the Initial Term Loans and the Third Amendment Incremental Term Loans are a single Class of Term Loans, to the Class or Classes of Term Loans specified in the applicable prepayment notice, and each prepayment of Term Loans of any Class made pursuant to this Section 2.10(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.”

(y) Section 2.10(b)(viii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(viii) Prepayments made under this Section 2.10(b) shall be (A) accompanied by accrued interest as required by Section 2.12, (B) subject to Section 2.15 and (C) in the case of prepayments of Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans under clause (iii) above as part of a Repricing Transaction, subject to Section 2.11(e), but shall otherwise be without premium or penalty.”

(z) Section 2.11(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) In the event that, on or prior to the date that is six (6) months after June 29, 2021, the Borrower (i) prepays, repays, refinances, substitutes or replaces any Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans in a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(iii) that constitutes a Repricing Transaction) or (ii) effects any amendment, waiver or other modification of this Agreement that constitutes a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (A) in the case of clause (i), a premium of 1.00% of the aggregate principal amount of the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (ii), a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans that are the subject of such Repricing Transaction and that are required to be assigned by any Lender pursuant to Section 2.18(b) as a result of, or in connection with, such Lender not agreeing or otherwise consenting to such amendment, waiver or other modification (it being understood and agreed that, to the extent a Lender replaced pursuant to Section 2.18(b) receives a prepayment fee pursuant to this Section 2.11(e), any assignee of such replaced Lender’s Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans (as applicable) and any subsequent assignee thereof shall not also be entitled to receive any prepayment fee in accordance with this Section 2.11(e)). All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.”

(aa) Section 2.18(b) of the Credit Agreement is hereby amended by amending and restating clause (1) of the second proviso appearing therein to read as follows:

“(1) subject to, in the case of any Lender that is a Disqualified Person, Section 9.05(f)(ii), such Lender has received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts (including, to the extent applicable, amounts payable to it under Section 2.11(e) (it being understood and agreed that, to the extent a Lender replaced pursuant to this Section 2.18(b) receives a prepayment fee pursuant to Section 2.11(e), any assignees of such replaced Lender’s Initial Term Loans, Third Amendment Incremental Term Loans and/or Delayed Draw Term Loans (as applicable) and any subsequent assignee thereof shall not also be entitled to receive any prepayment fee in accordance with Section 2.11(e)) payable to it under any Loan Document (if applicable, in each case, only to the extent the foregoing amounts relate to its interest as a Lender of the applicable Class or Classes),”

(bb) Section 2.21(a)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(v) the Effective Yield (and the components thereof) applicable to any Incremental Facility shall be determined by the Borrower and the Incremental Lenders providing such Incremental Facility; provided, that in the case of any Incremental Term Facility that is secured on a pari passu basis with the Term Facility (i) to the extent incurred (x) prior to the SPAC Closing Date or (y) from and after the SPAC Closing Date, if incurred in reliance on clause (2)(e) of the definition of “Incremental Cap” and (ii) effective prior to the second anniversary of the Allocation Date, the Effective Yield applicable thereto (determined on the date of the effectiveness thereof) may not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans, Third Amendment Incremental Term Loans and Delayed Draw Term Loans (determined as of such date but prior to any adjustment thereto pursuant to this clause (v)), unless the Effective Yield (and/or, as provided in the proviso below, the Alternate Base Rate floor or Adjusted LIBO Rate floor) with respect to the Initial Term Loans, Third Amendment Incremental Term Loans and Delayed Draw Term Loans is adjusted to be equal to the Effective Yield with respect to such Incremental Facility minus 0.50%; provided, further, that any increase in Effective Yield applicable to the Initial Term Loans, Third Amendment Incremental Term Loans or Delayed Draw Term Loans due to the application or imposition of any “LIBOR” interest rate floor on any Incremental Term Facility may, at the election of the Borrower, be effected through an increase in the Adjusted LIBO Rate floor (and the corresponding adjustment to the Alternate Base Rate floor) applicable to the Initial Term Loans, Third Amendment Incremental Term Loans or Delayed Draw Term Loans.”

(cc) Section 5.11(a) of the Credit Agreement is hereby amended by (x) removing the text “and (d)” appearing therein and inserting the text “, (d)” in lieu thereof and (y) inserting the following new clause (e) at the end thereof:

“ and (e) the Third Amendment Incremental Term Loans made on the Third Amendment Closing Date solely (i) to finance a portion of the University Acquisition (as defined in the Third Amendment), including to refinance certain existing Indebtedness pursuant to Section 6(g) of the Third Amendment as well as purchase price adjustments pursuant to the University Acquisition Agreement (as defined in the Third Amendment), (ii) to pay fees, expenses and other transaction costs incurred in connection with the Third Amendment and the Third Amendment Incremental Transactions (as defined in the Third Amendment) and (iii) to repay or refinance Cash on hand of Holdings and its Subsidiaries that was used for the purposes described in preceding clauses (i) or (ii).”

(dd) Section 6.01(q) of the Credit Agreement is hereby amended by (i) removing the text “2.75:1.00” appearing in clause (2)(A) thereof and inserting the text “4.00:1.00” in lieu thereof, (ii) removing the text “3.25:1.00” appearing in clause (2)(B) thereof and inserting the text “4.50:1.00” in lieu thereof and (iii) removing the text “3.25:1.00” appearing in clause (2)(C) thereof and inserting the text “4.50:1.00” in lieu thereof.

(ee) Section 6.01(w) of the Credit Agreement is hereby amended by (i) removing the text “2.75:1.00” appearing in clause (2)(A) thereof and inserting the text “4.00:1.00” in lieu thereof, (ii) removing the text “3.25:1.00” appearing in clause (2)(B) thereof and inserting the text “4.50:1.00” in lieu thereof and (iii) removing the text “3.25:1.00” appearing in clause (2)(C) thereof and inserting the text “4.50:1.00” in lieu thereof.

(ff) Article 8 of the Credit Agreement is hereby amended by inserting the following new text at the end thereof:

(A) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such

Lender, Issuing Bank or Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank, Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (A) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.

(B) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (A) or under the indemnification provisions of this Agreement.

(C) For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (A), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender, Issuing Bank or Secured Party, that all rights and claims of such Lender, Issuing Bank or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five Business Days’ written notice to such Lender, Issuing Bank or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender, Issuing Bank or Secured Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, Issuing Bank or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender, Issuing Bank or Secured Party with respect to the Erroneous Payment Return Deficiency. For the avoidance of doubt, no vesting or sale pursuant to the foregoing clause (i) will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(D) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment or prepayment of the Obligations or from proceeds of Collateral to be applied to the Obligations.

(E) No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(F) Each party’s obligations, agreements and waivers under this Article 8(A) through (F) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Third Amendment, each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Initial Third Amendment Incremental Term Lenders that:

(a) as of the Third Amendment Closing Date, after giving effect to this Third Amendment and the Third Amendment Incremental Transactions, the Specified Representations are true and correct in all material respects (or, if qualified by materially, in all respects) on and as of the Third Amendment Closing Date; and

(b) (i) no Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, the effectiveness of this Third Amendment on the Third Amendment Effective Date and (ii) no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) of the Credit Agreement has occurred and is continuing at the time of, or immediately after giving effect to, the funding of the Third Amendment Incremental Term Loans on the Third Amendment Closing Date.

SECTION 5. Conditions to Effectiveness of this Third Amendment. The effectiveness of this Third Amendment (other than the amendments set forth in Section 3 hereof and the funding of the Third Amendment Incremental Term Loans, which are each subject to Section 6 hereof) is subject to the satisfaction (or waiver by the Initial Third Amendment Incremental Term Lenders) of the following conditions precedent (the first date of the satisfaction thereof is referred to as the “Third Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each of the Borrower and Holdings a counterpart signed by the Borrower and Holdings (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such Loan Party has signed a counterpart) of this Third Amendment.

(b) At the time of and immediately after giving effect to this Third Amendment on the Third Amendment Effective Date, no Event of Default has occurred and is continuing.

(c) The University Acquisition shall have been, or substantially concurrently with the effectiveness of the Third Amendment Effective Date shall be, consummated in all material respects in accordance with the terms of the University Acquisition Agreement.

SECTION 6. Conditions to the Third Amendment Closing Date. The effectiveness of the amendments in Section 3 hereof (other than the amendments set forth in Sections 3(a)(ii), 3(j), (o), (r), (dd), (ee) and (ff) hereof (such amendments, the “Additional Amendments”), which are each subject to Section 7 hereof) and the funding of the Third Amendment Incremental Term Loans is subject solely to (x) the occurrence of the Third Amendment Effective Date and (y) the satisfaction (or waiver by the Initial Third Amendment Incremental Term Lenders) of the following conditions precedent (the first date of the satisfaction thereof is referred to as the “Third Amendment Closing Date”):

(a) Representations and Warranties; Absence of Events of Default. The Specified Representations shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of the Third Amendment Closing Date. No Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) of the Credit Agreement shall have occurred and be continuing at the time of, or immediately after giving effect to, the funding of the Third Amendment Incremental Term Loans on the Third Amendment Closing Date.

(b) Borrowing Notice. The Administrative Agent (or its counsel) shall have received from the Borrower, a Borrowing Request in respect of the Third Amendment Incremental Term Loans in accordance with Sections 2.03, 2.21(d) and 2.21(h) of the Credit Agreement not later than 12:00 p.m., New York City time, one (1) Business Day before the Third Amendment Closing Date (or such later time as the Administrative Agent may agree).

(c) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Initial Third Amendment Incremental Term Lenders on the Third Amendment Closing Date, a customary written opinion of (i) Goodwin Procter LLP, in its capacity as counsel for the Loan Parties and (ii) Hill Ward Henderson, in its capacity as Florida counsel for the applicable Loan Parties, in each case, dated the Third Amendment Closing Date and addressed to the Administrative Agent and the Initial Third Amendment Incremental Term Lenders and with respect to this Third Amendment and the other Loan Documents executed on the Third Amendment Closing Date.

(d) Secretary’s Certificates and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, each dated the Third Amendment Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (1) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party certified by the relevant authority of its jurisdiction of organization (to the extent reasonably available in the applicable jurisdiction), (2) the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon, (3) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Third Amendment Closing Date, and such by-laws or operating, management, partnership or similar agreement are in full force and effect as of the Third Amendment Closing Date and (4) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Third Amendment Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for each Loan Party from the relevant authority of its jurisdiction of organization (to the extent applicable in such jurisdiction).

(e) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Third Amendment Closing Date and executed by a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions set forth in Sections 5(c), 6(a) and 6(j) (and, in the case of the condition set forth in Section 6(j), attaching a reasonably detailed calculation demonstrating compliance therewith).

(f) Solvency. The Administrative Agent shall have received a certificate in substantially the form attached as Exhibit L to the Credit Agreement (with references therein to the “Transactions” being updated to refer to the “Third Amendment Incremental Transactions”) from the chief financial officer (or other Responsible Officer with reasonably equivalent responsibilities) of the Borrower dated as of the Third Amendment Closing Date and certifying as to the matters set forth therein.

(g) Release of Guarantees and Liens on Acquired Business Assets. The Administrative Agent shall have received customary documentation evidencing, substantially concurrently with the funding of the Third Amendment Incremental Term Loans on the Third Amendment Effective Date, the release of Guarantees provided by, and Liens on the assets and properties of, the Companies (as defined in the University Acquisition Agreement) in respect of all material third party Indebtedness for borrowed money, including (without limitation), with respect to that certain Promissory Note issued by University Health Care West Kendall, Inc. in favor of Oscar L. Hernandez and Yadira Hernandez in the aggregate principal amount of $1,750,000 pursuant to the Metro Med Practices Purchase Agreement.

(h) Fees. Prior to or substantially concurrently with the funding of the Third Amendment Incremental Term Loans, the Initial Third Amendment Incremental Term Lenders, the Administrative Agent and the Third Amendment Lead Arranger shall have received all fees and reimbursement of all reasonable out-of-pocket expenses (including reasonable legal fees and expenses), in each case required to paid or reimbursed by the Borrower and for which invoices in reasonable detail have been presented at least three (3) Business Days prior to the Third Amendment Closing Date (or such later date to which the Borrower may agree and which amounts may be offset against the proceeds of the Third Amendment Incremental Term Facility).

(i) USA PATRIOT Act and Beneficial Ownership Certification. The Administrative Agent shall have received at least three (3) Business Days prior to the Third Amendment Closing Date (or such later date to which the Borrower and the Administrative Agent may agree) all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least 10 days prior to the Third Amendment Closing Date (or such later date to which the Borrower and the Administrative Agent may agree) by the Administrative Agent (on behalf of itself and the Lenders) and that the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act. No later than three (3) Business Days prior to the Third Amendment Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has so requested the Borrower in writing at least 10 days prior to the Third Amendment Closing Date, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower.

(j) Incremental Cap. The aggregate principal amount of the First Amendment Incremental Term Facility shall be permitted under the “Incremental Cap” definition as defined in the Credit Agreement.

(k) Reaffirmation by the Loan Parties. The Administrative Agent shall have received a customary reaffirmation agreement, dated as of the Third Amendment Closing Date (the “Reaffirmation Agreement”) and executed by each Reaffirming Party, whereby it agrees to reaffirm its obligations pursuant to the Credit Agreement (in the case of Holdings and the Borrower), the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party.

SECTION 7. Conditions to the Additional Amendments. The effectiveness of the Additional Amendments is subject solely to (x) the occurrence of the Third Amendment Closing Date and (y) the satisfaction (or waiver by the Consenting Lenders) of the following condition precedent:

(a) The Administrative Agent (or its counsel) shall have received from each Consenting Lender a counterpart signed by such Consenting Lender (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such Consenting Lender has signed a counterpart) of this Third Amendment.

SECTION 8. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) On and after the Third Amendment Closing Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Third Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Third Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties, as amended by this Third Amendment (including any such Obligations in respect of the Third Amendment Incremental Term Loans).

(c) On and after the effectiveness of this Third Amendment, this Third Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement (as amended by this Third Amendment) and the other Loan Documents.

(d) This Third Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

SECTION 9. Execution in Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Third Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Third Amendment. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Third Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 10. Severability. Section 9.08 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

SECTION 11. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. THIS THIRD AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN TORT, IN CONTRACT, AT LAW OR IN EQUITY OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 9.10(b), (c) and (d) AND 9.11 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTIONS APPEARED HEREIN, MUTATIS MUTANDIS.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Third Amendment.

SECTION 13. Post-Closing Covenant. The Borrower will take the actions set forth in Schedule II hereto within the applicable periods set forth therein.

SECTION 14. Amendment and Restatement. Upon execution of this Third Amendment by the Borrower, Holdings, the Administrative Agent, the Initial Third Amendment Incremental Term Lenders and the Consenting Lenders, this Third Amendment amends, restates and supersedes in its entirety that certain Third Amendment and Incremental Facility Amendment to Credit Agreement, dated as of June 11, 2021 (the “Original Amendment”), among the Borrower, Holdings, the Administrative Agent and the Initial Third Amendment Incremental Term Lenders (as defined therein), and the Original Amendment shall be superseded hereby in its entirety upon the effectiveness of this Third Amendment. Notwithstanding anything to the contrary set forth in Section 5, 6 or 7 hereof, it is hereby acknowledged and agreed that the Third Amendment Effective Date and the Third Amendment Closing Date have each occurred prior to the amendment and restatement hereof pursuant to this Section 14 and nothing in this Section 14 shall require any Loan Party to satisfy any of the conditions set forth in Section 5 or 6 hereof as a condition to the amendment and restatement hereof pursuant to this Section 13.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CANO HEALTH, LLC, as Borrower

By:	/s/ Brian Copy
Name: Brian Copy
Title: Chief Financial Officer

PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC, as Holdings

By:	/s/ Brian Copy
Name: Brian Copy
Title: Chief Financial Officer

[Signature Page to Third Amendment and Incremental Facility Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, as an Initial Third Amendment Incremental Term Lender and as a Revolving Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Jessica Gavarhovs
Name: Jessica Gavarhovs
Title: Authorized Signatory

[Signature Page to Third Amendment and Incremental Facility Amendment to Credit Agreement]

Schedule I

Third Amendment Incremental Term Commitments

Initial Third Amendment Incremental Term Lender	Third Amendment Incremental Term Commitment
Credit Suisse AG, Cayman Islands Branch	$295,000,000

Total	$295,000,000

Schedule II

Third Amendment Post-Closing Obligations

1.

The Borrower shall use commercially reasonable efforts for a period of 60 days commencing on the Third Amendment Effective Date to cause the Liens secured by that certain financing statement filed on February 20, 2013 against University Health Care Pharmacy, Inc. in favor of McKesson Corporation (or any affiliate thereof) to be subordinated to the Liens on the Collateral securing the Secured Obligations, in form and substance reasonably satisfactory to the Administrative Agent.